Exhibit 5.1

Nelson
Mullins

Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law
999 Peachtree Street, NE / 14th Floor / Atlanta, GA  30309-3964
Tel: 404.817.6000  Fax: 404.817.6050
www.nelsonmullins.com

May 31, 2007

Semoran Financial Corporation
237 Fernwood Boulevard, Suite 109
Fern Park, Florida 23730

Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Semoran Financial Corporation (the “Company”) in connection with the preparation and filing of an amendment to the Registration Statement on Form SB-2 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), covering the offering of up to 2,000,000 shares (the “Shares”) of the Company’s common stock, up to 1,550,000 warrants (the “Warrants”) to purchase shares of the Company’s common stock, and 7,500 options to purchase shares of the Company’s common stock.  This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-B under the Act.

We have examined corporate records and other documents and records as we have deemed necessary for purposes of this opinion.  In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid, and nonassessable.  Further, we are of the opinion that the Warrants, when granted and delivered as described in the Registration Statement, will be binding contractual obligations of the Company.

This opinion is being rendered to be effective as of the effective date of the Registration Statement.  We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement.  The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Very truly yours,

NELSON MULLINS RILEY & SCARBOROUGH LLP

By:	/s/ J. Brennan Ryan	, a Partner